Exhibit 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Arthur P. Bollon, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Annual Report on Form 10-K for the year ended December 31, 2009 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HemoBioTech, Inc.

Dated: May 26, 2010

By:	/s/ Arthur P. Bollon
Arthur P. Bollon, Ph.D.
President and Chief Executive Officer